EXHIBIT 10.53


               ACKNOWLEDGMENT AND CONFIRMATION OF PLEDGE AGREEMENT

                  This ACKNOWLEDGEMENT AND CONFIRMATION OF PLEDGE AGREEMENT (this "Acknowledgement") is dated as of September 29, 1998, entered into by Elsinore Corporation ("Company"), Elsub Management Corporation ("EMC"), Palm Springs East Limited Partnership ("PSELP" and together with the Company and EMC, the "Pledgors") for the benefit of U.S. Bank Trust National Association, a national association formerly known as First Trust National Association ("Trustee"), as Trustee under that certain Second Supplemental Indenture, dated as of the date hereof (the "Second Supplemental Indenture"), by and between Elsinore Corporation ("Company"), a Nevada corporation, the Guarantors listed therein, and Trustee. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Second Supplemental Indenture.

                             PRELIMINARY STATEMENTS

                  A. The Company, EMC, and Trustee entered into a certain Pledge Agreement (the "1993 Pledge Agreement"), dated as of October 8, 1993. In the 1993 Pledge Agreement, the Company and EMC pledged to Trustee, and granted Trustee a security interest in certain Pledged Collateral, as defined and identified therein, to secure the "Indenture Obligations," as defined in that certain Indenture (the "Original Indenture"), dated as of October 8, 1993, by and among the Company, certain Guarantors named therein, and Trustee. Pursuant to the Original Indenture, the Company issued notes in the aggregate principal amount of $60,000,000, bearing interest at 12 1/2% with a stated maturity date of October 1, 2000 (the "Original Notes").

                  B. On October 31, 1995, the Company filed a Chapter 11 bankruptcy reorganization case in the United States Bankruptcy Court for the District of Nevada (the "Court"), Case No. 95-24685RCJ. On August 9, 1996, the Court entered its Order Confirming Chapter 11 Plan of Reorganization (the "Order") confirming the Plan of Reorganization (the "Plan") as identified in the Order.

                  C. Pursuant to the Order and the Plan, the parties to the Original Indenture entered into a certain Amended and Restated Indenture (the "Indenture"), dated as of March 3, 1997 provided, among other things, for the issuance of the Amended and Restated Notes (the "Amended and Restated Notes") in an aggregate principal amount of $30,000,000, bearing interest at 13 1/2% with a stated maturity date of August 20, 2001 in exchange for certain existing
Original Notes. The Indenture was later amended by the First Supplemental Amended and Restated Indenture, dated as of September 18, 1997, among Company, EMC, PSELP, Four Queens, Inc., and Trustee.

                  D. On March 3, 1997, the Pledgors and Trustee executed that certain Amendment of 1993 Pledge Agreement (the "1997 Amendment"). Pursuant to the 1997 Amendment, the 1993 Pledge Agreement was amended to secure the Indenture Obligations of the Company after giving effect to the Indenture and the issuance of the Amended and Restated Notes. The 1993 Pledge Agreement, as amended by the 1997 Amendment, is referred to herein as the "Amended Pledge Agreement."
                  E. The Company and Trustee, as Trustee under the Indenture and the Indenture, have entered into the certain Second Supplemental Indenture pursuant to which, among other things, all outstanding Amended and Restated Notes issued under the Indenture will be exchanged for New Notes (as defined in the Second Supplemental Indenture). The Indenture, as modified by the Second
Supplemental Indenture, is referred to herein as the "Amended and Restated Indenture."

                  F. Pledgors desire expressly to confirm the foregoing matters and to acknowledge and confirm for purposes of clarification that all obligations of Pledgors under the Amended Pledge Agreement are obligations which are recognized, accepted and continue to be undertaken by the Pledgors following the execution and delivery of the Second Supplemental Indenture and the issuance of the New Notes.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Pledgors hereby represent and agree as follows:

                  1. Pledgors hereby acknowledge that it they have reviewed the terms and provisions of the Second Supplemental Indenture, and each other document delivered in connection therewith. Pledgors hereby consent to the execution and delivery of the Second Supplemental Indenture.

                  2. The Pledgors hereby acknowledge and confirm that it is the intent of the Pledgors that the Amended Pledge Agreement (i) shall continue in full force and effect and that all of each Pledgor's respective obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Second Supplemental Indenture, or any of the documents ancillary thereto, and (ii) will guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all obligations of the Company under the New Notes and under the Amended and Restated Indenture. The Pledgors represent and warrant that all representations and warranties contained in the Amended Pledge Agreement and any agreement or document related thereto to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date thereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  3. The Pledgors acknowledge and agree that nothing in the Amended and Restated Indenture, the Second Supplemental Indenture or any other agreement or document shall be deemed to require the consent of the Pledgors to any future amendments to the Second Supplemental Indenture.

                  5. THIS ACKNOWLEDGEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  6. This Acknowledgment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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                  IN  WITNESS  WHEREOF,  each of the  undersigned  Pledgors  has caused this Acknowledgement and Confirmation to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                         ELSINORE CORPORATION

                                         By:   /s/ Jeffrey T. Leeds
                                         Name:  Jeffrey T. Leeds
                                         Title:  President


                                         ELSUB MANAGEMENT CORPORATION

                                         By:   /s/ S. Barton Jacka
                                         Name:  S. Barton Jacka
                                         Title:  President


                                         PALM SPRINGS EAST, LIMITED PARTNERSHIP

                                         By:      ELSUB MANAGEMENT CORPORATION,
                                                  its general partner

                                                  By:   /s/ S. Barton Jacka
                                                  Name:  S. Barton Jacka
                                                  Title:  President